Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555

Debtors.

MONTHLY OPERATING REPORT

OCTOBER 2009

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

SCHEDULE OF PROFESSIONAL FEE AND EXPENSE DISBURSEMENTS

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o WILLIAM J. FOX
1271 AVENUE OF THE AMERICAS
35th FLOOR
NEW YORK, NY 10020

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o SHAI WAISMAN
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., A DEBTOR IN POSSESSION (IN THE SOUTHERN DISTRICT OF NEW YORK)

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Lehman Brothers Holdings Inc.

Date: November 13, 2009	By: /s/ William J. Fox
William J. Fox
Executive Vice President

Indicate if this is an amended statement by checking here:          AMENDED STATEMENT     ☐

TABLE OF CONTENTS

Schedule of Debtors	3

Lehman Brothers Holdings Inc. (“LBHI”) and Other Debtors and Other Controlled Entities
Basis of Presentation — Schedule of Cash Receipts and Disbursements	4
Schedule of Cash Receipts and Disbursements	5

LBHI
Basis of Presentation — Schedule of Professional Fee and Expense Disbursements	6
Schedule of Professional Fee and Expense Disbursements	7

SCHEDULE OF DEBTORS

The following entities have filed for bankruptcy in the Southern District of New York:

	Case No.	Date Filed
Lead Debtor:
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008

Related Debtors:
LB 745 LLC	08-13600	9/16/2008
PAMI Statler Arms LLC	08-13664	9/23/2008
Lehman Brothers Commodity Services Inc.	08-13885	10/3/2008
Lehman Brothers Special Financing Inc.	08-13888	10/3/2008
Lehman Brothers OTC Derivatives Inc.	08-13893	10/3/2008
Lehman Brothers Derivative Products Inc.	08-13899	10/5/2008
Lehman Commercial Paper Inc.	08-13900	10/5/2008
Lehman Brothers Commercial Corporation	08-13901	10/5/2008
Lehman Brothers Financial Products Inc.	08-13902	10/5/2008
Lehman Scottish Finance L.P.	08-13904	10/5/2008
CES Aviation LLC	08-13905	10/5/2008
CES Aviation V LLC	08-13906	10/5/2008
CES Aviation IX LLC	08-13907	10/5/2008
East Dover Limited	08-13908	10/5/2008
Luxembourg Residential Properties Loan Finance S.a.r.l	09-10108	1/7/2009
BNC Mortgage LLC	09-10137	1/9/2009
LB Rose Ranch LLC	09-10560	2/9/2009
Structured Asset Securities Corporation	09-10558	2/9/2009
LB 2080 Kalakaua Owners LLC	09-12516	4/23/2009

The chapter 11 case of Fundo de Investimento Multimercado Credito Privado Navigator Investimento No Exterior (Case No: 08-13903) has been dismissed.

The chapter 11 case of Lehman Brothers Finance SA (Case No: 08-13887) has been dismissed.

LEHMAN BROTHERS HOLDINGS INC., (“LBHI”), AND OTHER DEBTORS AND OTHER CONTROLLED ENTITIES

BASIS OF PRESENTATION

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

OCTOBER 1, 2009 TO OCTOBER 31, 2009

The information and data included in this Report are derived from sources available to Lehman Brothers Holdings Inc. (the “Company”) and its other subsidiaries that have filed proceedings under chapter 11 of the Bankruptcy Code (collectively, the “Debtors”).  The Debtors’ chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Rule 101(b) of the Federal Rules of Bankruptcy Procedure. The Debtors have prepared this presentation, as required by the Office of the United States Trustee, based on the information available to the Debtors at this time, but note that such information may be incomplete and may be materially deficient in certain respects.  This Monthly Operating Report, (“MOR”), is not meant to be relied upon as a complete description of the Debtors, their business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Debtors reserve all rights to revise this report.

1.              This MOR is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). This MOR should be read in conjunction with the financial statements and accompanying notes in the Company’s annual and quarterly reports that were filed with the United States Securities and Exchange Commission.

2.              This MOR is not audited and will not be subject to audit or review by the Company’s external auditors at any time in the future.

3.              The beginning and ending balances include cash in demand-deposit accounts (DDA), money-market funds (MMF), treasury bills, and other investments.

4.              Intercompany transfers between Lehman entities are listed as disbursements for the paying entity and receipts for the receiving entity.

5.              The following Debtors have not been included as Debtors in this MOR Report:

a.             PAMI Statler Arms LLC (“PAMI”) — Books and records for PAMI are maintained separately and not in a manner similar to the majority of the Company’s subsidiaries.  This entity does not maintain a separate cash account.

b.            Lehman Brothers Finance SA (“LBF”) — Subsequent to its bankruptcy filing on October 3, 2008, LBF became subject to an insolvency proceeding in Switzerland.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Schedule of Cash Receipts and Disbursements

October 1, 2009 - October 31, 2009

Unaudited ($ in millions - except Notes)

Legal Entity	Filing Date	Beginning Cash & Investments (10/01/09) (a)	Receipts		Transfers (b)	Disbursements		FX Fluctuation (c)	Ending Cash & Investments (10/31/09) (d)
Lehman Brothers Holdings Inc.	9/15/2008	$2,550	$1,090	(e)	$7	$(1,095	)(f)	$6	$2,558
LB 745 LLC	9/16/2008	—	—		—	—		—	—
Lehman Brothers Special Financing Inc. (“LBSF”)	10/3/2008	4,774	167		3	(65)		2	4,881
Lehman Brothers Commodity Services Inc. (“LBCS”)	10/3/2008	1,151	20		—	—		—	1,171
Lehman Brothers OTC Derivatives Inc (“LOTC”)	10/3/2008	166	—		—	—		—	166
Lehman Commercial Paper Inc. (“LCPI”)	10/5/2008	3,247	940		—	(746	)(g)	2	3,443
Lehman Brothers Commercial Corporation (“LBCC”)	10/5/2008	427	42		—	—		—	469
Lehman Brothers Derivative Products Inc. (“LBDP”)	10/5/2008	390	—		—	—		—	390
Lehman Brothers Financial Products Inc (“LBFP”)	10/5/2008	426	1		—	(2)		—	425
CES Aviation LLC	10/5/2008	—	—		—	—		—	—
CES Aviation V LLC	10/5/2008	—	—		—	—		—	—
CES Aviation IX LLC	10/5/2008	—	—		—	—		—	—
East Dover Limited	10/5/2008	—	—		—	—		—	—
Lehman Scottish Finance L.P.	10/5/2008	2	—		—	—		—	2
Luxembourg Residential Properties Loan Finance	1/7/2009	—	—		—	—		—	—
BNC Mortgage LLC	1/9/2009	—	—		—	—		—	—
LB Rose Ranch LLC	2/9/2009	2	—		—	(1)		—	1
Structured Asset Securities Corporation (“SASCO”)	2/9/2009	—	—		—	—		—	—
LB 2080 Kalakaua Owners LLC	4/23/2009	—	—		—	—		—	—
Total Debtor Cash and Investment Flows excl. International (h)		$13,135	$2,260		$10	$(1,909)		$10	$13,506
Non-Debtor Cash and Investment Balances excl. International (h) (i)		1,171							1,564
International Cash and Investment Balances (j)		1,065							765
Total Cash and Investment Balances		$15,371							$15,835

Notes:
(a)

Beginning Cash & Investments balance has been restated to exclude cash posted to futures accounts for collateral as follows: LBSF ($251 million), (LBCS $20 million) and (LBFP $12 million). Cash posted for collateral each month is now reflected in the disbursements column. Beginning Non-Debtor Cash & Investment Balances excl. International has been restated from September 30, 2009 closing balances by ($3 million).

(b)	Reflects transfers from bank accounts managed in other regions to the US.
(c)	Reflects fluctuation in value in foreign currency bank accounts.
(d)

Ending Cash and Investments balances include approximately $2.5 billion of cash associated with pledged assets, court order segregated accounts, funds administratively held by banks, and other identified funds which may not belong to the Debtor or non-Debtor subsidiaries. These amounts are preliminarily estimated as follows: Debtors - LBHI $284 million, LBSF $374 million, LCPI $1.6 billion, LBCC $9 million, LBDP $3 million, Lehman Scottish Finance $2 million; Non-Debtors $79 million; and International $106 million, and are subject to adjustment.

(e)

Includes $877 million in receipts from Aurora Bank associated with repayment of court approved repo financing transactions. On 10/31/09, $112 million in principal was still outstanding with Aurora Bank.

(f)

Reflects ordinary course outflows and other court approved disbursements, including court approved disbursements to Aurora Bank - for repo financing transactions of $677 million and a servicing advance of $251 million.

(g)	LCPI, in its capacity as loan agreement agent, makes pass-along disbursements of principal and interest to loan syndicate participants.
(h)	Represents bank accounts managed and reconciled by Lehman US operations. Foreign currency cash flows are reflected in USD equivalents.
(i)	Balance increase primarily reflects transfer of $346 million from Asia to US domiciled accounts (see note j).
(j)

Reflects Debtor and non-Debtor international cash and investment balances managed and reconciled by Lehman foreign operations. Ending balance of $765 million includes Asia balance of $661 million, South America balance of $24 million and legacy Europe balance of $80 million. Decrease in balance by $300 million primarily reflects transfer of ($346 million) from Asia to US domiciled accounts.

LEHMAN BROTHERS HOLDINGS INC. (“LBHI”)

BASIS OF PRESENTATION

SCHEDULE OF PROFESSIONAL FEE AND EXPENSE DISBURSEMENTS

DATED FROM FILING DATE TO OCTOBER 31, 2009

The information and data included in this Report are derived from internal systems maintained by Lehman Brothers Holdings Inc. (the “Company”).  The Company, and its other subsidiaries that have filed proceedings under Chapter 11 of the Bankruptcy Code (collectively, the “Debtors”), have had their chapter 11 cases consolidated for procedural purposes only and are being jointly administered pursuant to Rule 101(b) of the Federal Rules of Bankruptcy Procedure. The Debtors have prepared this presentation, as required by the Office of the United States Trustee, based on information from the Debtors internal systems, but note that such information may be incomplete in certain respects and the Debtors reserve all rights to revise this report.  This MOR is not meant to be relied upon as a complete description of the Debtors, their business, condition (financial or otherwise), results of operations, prospects, assets or liabilities.

1.              This MOR is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). This MOR should be read in conjunction with the financial statements and accompanying notes in the Company’s annual and quarterly reports that were filed with the United States Securities and Exchange Commission.

2.              This MOR is not audited and will not be subject to audit or review by the Company’s external auditors at any time in the future.

3.              The professional fee disbursements presented in this report reflect the date of actual cash payments to professional service providers.  The Debtors have incurred additional professional fee expenses during the reporting period that will be reflected in future MORs as cash payments are made to providers.

LEHMAN BROTHERS HOLDINGS INC.

Schedule of Professional Fee and Expense Disbursements (a)

October 2009

Unaudited ($ in thousands)

			Filing Date
		Oct-09	Through Oct-09 (b)
Debtors - Section 363 Professionals
Alvarez & Marsal LLC	Interim Management	$16,663	$185,910
Kelly Matthew Wright	Art Consultant and Auctioneer	—	38
Natixis Capital Markets Inc.	Derivatives Consultant	—	6,027
Debtors - Section 327 Professionals
Bingham McCutchen LLP	Special Counsel - Tax	1,218	7,262
Bortstein Legal LLC	Special Counsel - IT and Other Vendor Contracts	305	2,157
Curtis, Mallet-Prevost, Colt & Mosle LLP	Special Counsel - Conflicts	877	11,140
Discover Ready LLC	eDiscovery Services	1,378	4,812
Ernst & Young LLP	Audit and Tax Services	76	1,236
Hudson Global Resources	Contract Attorneys	261	1,107
Huron Consulting	Tax Services	461	1,597
Jones Day	Special Counsel	2,695	10,454
Lazard Freres & Co.	Investment Banking Advisor	2,035	13,899
McKenna Long & Aldridge LLP	Special Counsel - Commercial Real Estate Lending	401	2,320
Pachulski Stang Ziehl & Jones	Special Counsel - Real Estate	337	337
Reilly Pozner LLP	Special Counsel - Mortgage Litigation and Claims	228	1,387
Simpson Thacher & Bartlett LLP	Special Counsel - SEC Reporting, Asset Sales, and Congressional Testimony	314	2,045
Weil Gotshal & Manges LLP	Lead Counsel	20,037	118,583
Debtors - Claims and Noticing Agent
Epiq Bankruptcy Solutions LLC	Claims Management and Noticing Agent	—	2,773
Creditors - Section 327 Professionals
FTI Consulting Inc.	Financial Advisor	2,719	16,270
Houlihan Lokey Howard & Zukin Capital Inc.	Investment Banking Advisor	509	4,864
Milbank Tweed Hadley & McCloy LLP	Lead Counsel	5,184	34,386
Quinn Emanuel Urquhart Oliver & Hedges LLP	Special Counsel - Conflicts	794	3,728
Richard Sheldon, Q.C.	Special Counsel - UK	—	68
Examiner - Section 327 Professionals
Duff & Phelps LLC	Financial Advisor	3,966	17,595
Jenner & Block LLP	Examiner	4,343	21,701
Fee Examiner
Feinberg Rozen LLP	Fee Examiner	76	343
Total Non-Ordinary Course Professionals		64,877	472,040
Debtors - Ordinary Course Professionals		1,178	15,304
US Trustee Quarterly Fees		105	483
Total Professional Fees and UST Fees		$66,160	$487,827

(a)                     All professional fees have been paid by LBHI; however, a portion has been charged back to debtor and non-debtor subsidiaries based on the direct costs associated with each entity and an allocation methodology.

(b)                    The figures reflected in this table represent cash disbursements from LBHI’s filing date through the end of October 2009 and do not include holdback amounts required by court order for Non-Ordinary Course Professionals. The figures do not include accruals.